ARONEX PHARMACEUTICALS, INC.


                                                                    Exhibit 11.1
Statement Regarding Computation of Per Share Earnings

The following reflects the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.

                                                                                               Average                     Loss
                                                          Days                                  Shares                     Per
                                        Shares         Outstanding      Shares X  Days       Outstanding       Loss       Share

Quarter Ended March 31, 1997:
                                        14,597,247          8              116,777,976
                                        14,606,972         12              175,283,664
                                        14,612,023          4               58,448,092
                                        14,612,499         21              306,862,479
                                        14,615,983          6               87,695,898
                                        14,616,981          1               14,616,981
                                        14,624,239          5               73,121,195
                                        14,625,111          2               29,250,222
                                        14,627,695          7              102,393,865
                                        14,628,567          6               87,771,402
                                        14,640,311          6               87,841,866
                                        14,643,658          6               87,861,948
                                        14,644,672          1               14,644,672
                                        14,644,816          5               73,224,080
                                                           90            1,315,794,340   /90  14,619,937     (3,093,000)   (0.21)

Quarter Ended March 31, 1998:
                                        15,459,166         11              170,050,826
                                        15,460,684         71            1,097,708,564
                                        15,465,729          1               15,465,729
                                        15,467,281          7              108,270,967
                                                           90            1,391,496,086   /90  15,461,068     (4,911,000)   (0.32)
